Exhibit 99.1

SWS GROUP BOARD UNANIMOUSLY REJECTS REVISED, UNSOLICITED

CONDITIONAL PROPOSAL FROM STERNE AGEE

Reaffirms $100 Million Capital Raise as Best Means to Ensure Long-Term Strength

DALLAS, TEXAS, May 3, 2011 – SWS Group, Inc. (NYSE: SWS), today announced that in a private letter sent on April 28, 2011, Sterne Agee revised its previous unsolicited proposal to acquire all outstanding common shares of SWS Group at a price of $7.50 per share in cash.

Consistent with its fiduciary duties and after careful and thorough review with the assistance of its financial and legal advisors, the SWS Group Board of Directors has unanimously rejected the unsolicited proposal as highly conditional and opportunistic. Furthermore, the Board unanimously determined that the Sterne Agee proposal is speculative, illusory, subject to numerous contingencies and uncertainties, and is clearly not in the best interests of SWS Group stockholders.

Importantly, the Board of Directors also unanimously determined that the proposed $100 million capital raise transaction with Hilltop Holdings Inc. and Oak Hill Capital Partners (collectively, the “Investors”), announced in March 2011, remains in the best interests of SWS Group’s stockholders and unanimously reaffirmed its recommendation that stockholders vote to approve the transactions as described in SWS Group’s proxy materials on file with the Securities and Exchange Commission.

The proposed investment by Hilltop and Oak Hill Capital not only provides capital required to address asset quality issues and regulatory concerns at SWS Group’s banking subsidiary, the investment also supports continued growth at the broker-dealer and clearly aligns the investors’ and stockholders’ interests. The transaction is fully negotiated and documented and preserves the upside for SWS stockholders.

In reaching its conclusion to reject Sterne Agee’s proposal, the Board noted, among other considerations, the following:

•	Highly Conditional: The proposal is subject to broad and considerable conditions, including unspecified due diligence and regulatory approvals, among other things.

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Lack of Identified Financing Sources: The proposal does not identify Sterne Agee’s “financial partners,” nor does it identify financing commitments (binding or otherwise) or the amounts, terms or conditions of such financing. In addition, any transaction would also be subject to the due diligence review of the “financial partners.”

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Considerable Regulatory Uncertainty: In order to consummate the proposal, Sterne Agee would need to register as a savings and loan holding company. Neither Sterne Agee nor its principals have previously operated a savings and loan, and they have made no visible progress in their announced intention to become a bank or thrift holding company. Based on these facts, as well as the indefinite terms of Sterne Agee’s financing and the financial condition of the bank, SWS believes it is highly unlikely that Sterne Agee could obtain the necessary regulatory approvals to acquire the Company’s bank.

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Significant Business Risk: Assuming the transaction could ever be consummated, there remains substantial uncertainty as to the required time to consummate the proposed transaction, including an unspecified due diligence review, entering into binding financing agreements and obtaining regulatory approvals. SWS Group and the transaction would therefore be subject to substantial financial and business risks for a prolonged period of time. In contrast, if SWS Group stockholders approve the transactions with the Investors, the Company will receive needed funds in the short-term that will allow it to proceed with its long-term plan and meet its obligations with respect to increasing the capitalization of its bank subsidiary, Southwest Securities, FSB.

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Limits Potential Upside for Stockholders: The proposal deprives stockholders of the long term value of their shares. The proposed price is a substantial discount to SWS’s book value, both before and after the transaction with Hilltop and Oak Hill Capital.

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Opportunistic Timing: Despite the fact that the capital raise transaction was announced in March 2011, the most recent proposal from Sterne Agee was delivered only two weeks before SWS Group is scheduled to conduct a special meeting of stockholders to vote on the transaction.

Finally, Sterne Agee has delivered several proposals to SWS Group since last fall, each of which the Board determined to be highly conditional, lacked tangible evidence of financing and failed to address important regulatory issues. The SWS Group Board of Directors does not believe that this most recent letter addresses any of the significant concerns the Board has had with Sterne Agee’s prior proposals and it questions Sterne Agee’s ability to complete a transaction on a timely basis.

Other Information

SWS Group has filed a current report on Form 8-K, which includes additional information concerning the proposal, and the Board’s determination to reject the proposal, as well as the full text of the proposal letter. Copies of this document are available at the SEC’s website at www.sec.gov and from representatives of SWS Group as described below.

About SWS Group

SWS Group, Inc. is a Dallas-based company offering a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., a national clearing firm, registered investment adviser and registered broker-dealer; SWS Financial Services, Inc., a registered investment adviser and a registered broker-dealer serving independent securities brokers and their clients; and Southwest Securities, FSB, one of the largest banks headquartered in the Dallas-Fort Worth metropolitan area.

Additional Information and Where to Find it

SWS Group has filed with the SEC a definitive proxy statement and other relevant materials in connection with the transaction with the Investors. The definitive proxy statement has been sent to the stockholders of SWS Group. Before making any voting decision with respect to the Investor transaction, stockholders are urged to read the proxy statement and the other relevant materials because they contain important information about the Investor transaction. The proxy statement and other relevant materials and any other documents filed by SWS Group with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at SWS Group’s website at www.swst.com.

Forward Looking Statements

Certain information contained in the press release may include “forward-looking statements.” These forward-looking statements relate to the Company’s plans for raising capital, including the closing of the transaction described in the press release. Such statements also relate to the potential success of the Company’s future plans to strengthen its balance sheet. There can be no assurance that the Company will be able to achieve its goals, close on the transaction with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in or implied by the forward-looking statements include, but are not limited to, (1) our ability to complete the Investor transaction, (2) our ability to attract new deposits and loans; (3) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility;

(6) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our Order to Cease and Desist entered into with the Office of Thrift Supervision; and (7) changes in accounting standards and interpretations. For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Forward- Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended June 25, 2010 and other filings with the SEC.

Participants

SWS Group and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Investor transaction. Information concerning SWS Group’s executive officers and directors is set forth in its definitive proxy statement filed with the SEC on April 8, 2011. You can obtain free copies of these documents from SWS Group using the contact information above.

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Contacts

SWS Group, Inc.

Ben Brooks, Corporate Communications